SURRENDER OF MINING RIGHTS CONTRACT CELEBRATED BY A) EMILIO ACUÑA PERALTA, PER HIS OWN RIGHT (THE “TRANSFEROR”) AND BY B) CORPORACIÓN AMERMIN, S.A. DE C.V., REPRESENTED IN THIS ACT BY RAMIRO TREVIZO LEDEZMA IN HIS PERSONALITY AS ITS SOLE ADMINISTRATOR AND LEGAL REPRESENTATIVE, AS WELL AS RAMIRO TREVIZO LEDEZMA ACTING IN HIS OWN BEHALF (THE “TRANSFEREES”), JOINTLY NAMED AS THE “PARTIES”, IN ACCORDANCE WITH THE FOLLOWING DECLARATIONS AND CLAUSES:

DECLARATIONS

I.

The TRANSFEROR declares per his own right and under oath of stating the truth:

1. To be a Mexican citizen, of age, in complete possession of his physical and

mental faculties and on account of which he is endowed with the necessary   and sufficient personality and capacity to appear and subscribe this present   agreement;

2. To be duly inscribed in the Federal Taxpayers Registry and current to date in

his income tax payments and other contributions that might have corresponded   to him to date;

3.  To be as of date the only and exclusive title holder of the rights derived from

the 6 (six) mining concessions that are described following (the   (“CONCESSIONS”);

Title	Name of Lot:
161,838	El Picacho
222,925	Picacho I
214,776	Mis Recuerdos
218,818	Picacho II
222,789	Picacho II
226,154	Crestón

4. Within the perimeters of the mining lot named “El Picacho” there are 20,000

tons of earth dumps property of Mr. C. B. Johnson who, as result of a previous   sales-purchase acquired stated dumps and reason by which these do not enter as   part of the object of this present contract;

5. The CONCESSIONS are free of any encumbrance, appropriation and

domain limitation and are current regarding compliance to the obligations that   upon this kind of administration authorizations are stated in the Mining Law and   its Ruling, and;

Surrender of mining rights contract subscribed on the 5th January 2007 between Emilio Acuña Peralta as one party and Corporación Amermin, S.A. de C.V., and Ramiro Trevizo Ledezma as second party.

6. It is his free will to surrender in favor of the TRANSFEREES the rights

related to the CONCESSIONS, caring in every instance to the terms and   conditions of this present contract.

II.

CORPORACIÓN AMERMIN, S.A. DE C.V., through the offices of its legal representative and under oath of stating the truth, declares:

1. To be a Mexican mercantile society, specifically a Stock Company with

Varying Amount of Capital, duly established and operating as per Public Writ   number 9,311 granted on the 9th August 1995 per testimony of Mr. José R.   Miller Hermosillo, Attorney at Law and Notary Public number 2 for the Morelos   Judicial District of the State of Chihuahua, instrument that was properly   inscribed in the Public Records of Property and Commerce under mercantile   electronic folio number 21164*10, reason by which he has the necessary and   sufficient personality to intervene in this present judicial act;

2. To be endowed with the faculties, power and necessary as sufficient

mandates to subscribe this present agreement as attested in the instrument   described in the immediately above numeral, and same that have not been   limited, restrained, suspended or revoked to date, and thus enjoys the capacity to   subscribe this agreement;

3. To be duly inscribed in the Federal Taxpayers Registry and to be current to

date in its income tax payments and other contributions that might have   corresponded to it to date, and;

4. To be the will of its Administrations Board to subscribe this present

agreement with the purpose that it be ceded to it 97% (ninety seven per cent) of   the rights derived from the CONCESSIONS, caring in every instance to the   terms and conditions of this instrument.

III.

RAMIRO TREVIZO LEDEZMA per his own right and under oath of stating the truth declares:

1. To be a Mexican citizen, of age, in complete possession of his mental and

physical faculties, reason by which he enjoys the personality, the sufficient and   necessary capacity to subscribe this present agreement;

2. To be duly inscribed in the Federal Taxpayers Registry and to be current to

date in his income tax payments and other contributions that might have   corresponded to him to date, and;

3. To be his free will to subscribe this present agreement with the purpose that it

be ceded to him 3% (three per cent) of the rights derived from the   CONCESSIONS, caring in every instance to the terms and conditions of this   instrument.

IV.

Both PARTIES declare per their own right or through the offices of their legal

representatives as might correspond, and under oath of stating the truth that they   assist to the subscriptions of this present document in good faith, free of deceit,

Surrender of mining rights contract subscribed on the 5th January 2007 between Emilio Acuña Peralta as one party and Corporación Amermin, S.A. de C.V., and Ramiro Trevizo Ledezma as second party.

error or violence and whatever other vitiations in their consent with the purpose of committing themselves to the following:

CLAUSES

FIRST. OBJECT: By virtue of the subscription of this present contract, the TRANSFEROR cedes onerously and definitely in favor of the TRANSFEREES, and in the percentages that have been established in previous Declarations, the mining rights declared in conjunction with the CONCESSIONS, and receiving in exchange as counter benefit the ascertained and determined price as will be described in the clauses indicated farther below.

SECOND. PRICE: As a counter benefit for the described cession, the TRANSFEREES commit themselves to pay in favor of the TRANSFEROR the amount of $5’630,434.78 Dollars (Five million six hundred thirty thousand four hundred and thirty four 78/100 in legal tender of the United States of America), plus the corresponding Added Value Tax, that is, the amount of $844,565.21 Dollars (Eight hundred forty four thousand five hundred and sixty five 21/100 Dollars in legal tender of the United States of America, a total amount of $6’475,000.00 Dollars (Six million four hundred seventy five thousand Dollars 00/100 in legal tender of the United States of America) (the (“PRICE”) caring in every instance to the terms and conditions agreed upon in this instrument.

THIRD. MANNER, TIME AND PLACE OF PAYMENT: Both PARTIES agree that the TRANSFEREES will pay the PRICE in favor of the TRANSFEROR in compliance to the following schedule of partial payments:

1.

On the 31st August 2007, the amount of $110,559.01 Dollars (One hundred

and ten thousand five hundred and fifty nine 78/100 Dollars, current tender   of the   United States of America),  plus the corresponding Value Added Tax,   an amount total of $127,142.86 Dollars (One hundred and twenty seven   thousand one hundred and forty two 86/100 Dollars, current tender of the   United States of America);

2.

On the 31st January 2008, the amount of $321,428.57 Dollars (Three hundred

twenty one thousand and four hundred and twenty eight 57/100 Dollars,   legal   tender of the United States of America), plus the corresponding Added   Value   Tax, an amount total of $369,642.85 (Three hundred and sixty nine   thousand six   hundred and forty two 85/100 Dollars, legal tender of the   United States of America);

3.

On the 30th June 2008, the amount of $414,285.71 Dollars (Four hundred

fourteen thousand and two hundred eighty five 71/100 Dollars, legal tender   of the United States of America), plus the corresponding Added Value Tax,   an amount total of $476,428.56 Dollars (Four hundred seventy six thousand   and four hundred and twenty eight 56/100 Dollars, legal tender of the   United States of America);

Surrender of mining rights contract subscribed on the 5th January 2007 between Emilio Acuña Peralta as one party and Corporación Amermin, S.A. de C.V., and Ramiro Trevizo Ledezma as second party.

4.

On the 30th November 2008, the amount of $414,285.71 Dollars (Four hundred

fourteen thousand and two hundred eighty five 71/100 Dollars, legal tender   of the United States of America), plus the corresponding Added Value Tax,   an amount total of $476,428.56 Dollars (Four hundred seventy six thousand   and four hundred and twenty eight 56/100 Dollars, legal tender of the   United States of America);

5.

On the 30th April 2009, the amount of $600,000.00 Dollars (Six hundred

thousand Dollars 00/100, legal tender of the United States of America), plus   the corresponding Value Added Tax, an amount total of $690,000.00 Dollars   (Six hundred ninety thousand 00/100 Dollars, legal tender of the United   States of America);

6.

On the 30th September 2009, the amount of $600,000.00 Dollars (Six hundred

thousand Dollars 00/100, legal tender of the United States of America), plus   the corresponding Value Added Tax, an amount total of $690,000.00 Dollars   (Six hundred ninety thousand 00/100 Dollars, legal tender of the United   States of America);

7.

On the 28th February 2010, the amount of $692,857.14 Dollars (Six hundred

ninety two thousand and eight hundred and fifty seven 14/100 Dollars, legal   tender of the United States of America), plus the corresponding Added Value   Tax, an amount total of $796,785.71 Dollars (Seven hundred ninety six   thousand and seven hundred and eighty five 71/100 Dollars, legal tender of   the United States of America);

8.

On the 31st August 2010, the amount of $692,857.14 Dollars (Six hundred

ninety two thousand and eight hundred and fifty seven 14/100 Dollars, legal   tender of the United States of America), plus the corresponding Added Value   Tax, an amount total of $796,785.71 Dollars (Seven hundred ninety six   thousand and seven hundred and eighty five 71/100 Dollars, legal tender of   the United States of America);

9.

On the 28th February 2011, the amount of $835,714.29 Dollars, (Eight hundred

thirty five thousand and seven hundred and fourteen 29/100 Dollars, legal   tender of the United States of America), plus the corresponding Added Value   Tax, an amount total of $961,071.43 Dollars (Nine hundred sixty one   thousand and seventy one 43/100 Dollars, legal tender of the United States   of America);

10.

The balance payment on the PRICE, that is, the amount of (948,447.23 Dollars

(Nine hundred forty eight and four hundred and forty seven 23/100 Dollars,   legal tender of the United States of America), plus the corresponding Added   Value Tax, an amount total of $1’090,714.32 Dollars, (One million ninety   thousand and seven hundred and fourteen 32/100 Dollars, legal tender of   the United States of America), on the 31st August 2011.

Surrender of mining rights contract subscribed on the 5th January 2007 between Emilio Acuña Peralta as one party and Corporación Amermin, S.A. de C.V., and Ramiro Trevizo Ledezma as second party.

Regardless of the established terms, the TRANSFEROR expressly grants in favor of the TRANSFEREE a term of grace of thirty (30) natural days as of the dates the partial payments come due in order that the latter may comply.

The PARTIES agree that advanced payments can be effected or advanced to the stipulated payments, in the understanding that same can be deducted beginning as of the payment due on 30th April 2009 and subsequent ones, if and ever the deduction does not exceed 50% (fifty per cent) of the amount of the partial payment to be paid. Any pending balance in favor of the TRANSFEREE as of the date due of the last partial payment, will made up against this last one.

Payments described must be done through the writing out of nominal checks or an electronic transfer of funds into the account that for such a purpose be determined.

FOURTH. GUARANTEE: With the purpose of guaranteeing compliance to the payment obligations agreed upon in this present contract, the TRANSFEREES constitute, signal and grant as guarantee in favor of the TRANSFEROR, the totality of the rights derived from the CONCESSIONS, as well as the mining concessions that corresponds to the Lot named “UNIFICACIÓN REY DE ORO”, protected by title number 206,327, and granted for the purpose of exploitation and covering a surface of 495.3291 Hectares in the understanding that, in the event the TANSFEREES incur in a non payment regarding the obligations consigned in this instrument, such rights will be returned or restituted in favor of the TRANSFEROR, free of any lien, burden or limitation of domain.

To such an effect, the TRANSFEREES will grant during the next coming days and before Notary Public in favor of the TRANSFEROR, or of the persons that to such an effect this latter names, the faculties, powers and/or mandates required but limited to the reach of the object of this present contract, and whose execution will be conditioned in a suspensive manner to the non compliance by the TRANSFEREES to any of the payment obligations they assume by virtue of subscribing this instrument.

Consequently, during the current status of this present contract, the TANSFEREES commit themselves expressly not to lien, cede or transmit in any way whatsoever the rights derived from the CONCESSIONS without previously obtaining the written authorizations from the TRANSFEROR.

FIFTH. ADMINISTRATIVE OBLIGATIONS: The TRANSFEREES commit themselves expressly to keep the CONCESSIONS current complying to such an effect with all the paper work involved and payments that eventually must be met in agreement to the current and applicable legislations.

SIXTH. FORMALIZING THE SURRENDER OF RIGHTS: PARTIES oblige themselves to ratify before Notary Public or Public Broker this present document as soon as possible, with the purpose that same be inscribed in General Directory of Mines, a dependence of the Secretary of the Economy, as well as for the purpose of proceeding to whatever other administrative paper work required in agreement to the current and applicable legislation. The totality of the expenses related to the compliance of this present clause will be paid by the TRANSFEREES.

Surrender of mining rights contract subscribed on the 5th January 2007 between Emilio Acuña Peralta as one party and Corporación Amermin, S.A. de C.V., and Ramiro Trevizo Ledezma as second party.

SEVENTH. PROOF OF PAYMENT: Against payment of the whole of the obligations in the TRANSFEREE’S responsibility in conformity to this present contract, the TRANSFEROR commit himself to issue and deliver, within the following 5 (five) natural days of the effective date of respective payment, a voucher containing the requirements imposed by the current and applicable legislation and that moment.

EIGHTH. CONFIDENTIALITY: PARTIES expressly commit themselves to keep the totality of past, present and future information related to this instrument confidential in character and conveying upon it the same condition on being disclosed to any physical or moral entity.

The PARTY recipient of confidential information must limit access to it to its representatives and employees who, under a justifiable and reasonable cause, may request access to such information. In such cases, PARTIES must commit any individual to whom confidential information is disclosed to, to maintain to themselves the confidential information in question.

For the purposes of this present clause, the following will not be considered confidential: 1. Information that might have been legitimately known and obtained by the recipient PARTY previously to the subscription of this instrument; 2. Information that to date or in the future might be considered as public domain, if and ever such consideration does not stem from an incompliance by any of the PARTIES to the stipulation set in this clause, or; 3. Information that must be disclosed to per law or per an administrative or judicial mandate and issued by competent authorities, including those of the Stock Exchange media.

PARTIES agree that the duration of the contracted obligations by virtue of this present clause will subsist indefinitely, even after the duration of this present instrument is terminated.

In the event of not complying, PARTIES expressly reserve to themselves to take action per law as may correspond to them, either administrative or judicial, in order to claim indemnity because of damages and harms caused, as well as to apply any sanctions called for.

NINTH. DURATION AND ADVANCED TERMINATION: This present contract will have a duration covering the period between the 5th January 2007 and the 31st August 2011, dateline for the payment of the remaining balance of the PRICE in favor of the TRANSFEROR by part of the TRANSFEREES.

None of the PARTIES will be able to terminate this present instrument in advance except in the case that the Terminating Agreement be subscribe between them in common agreement.

TENTH. NON COMPLIANCE AND TERMINATION: PARTIES agree that in case one of them does not comply to any of the obligations assumed per virtue of the of the subscription of this present instrument, these latter will have the right to demand compulsory compliance to the obligation evaded, per one side, or the termination of this present contract, both PARTIES including themselves expressly as of this moment that as a Conventional Penalty in the event of non compliance, the surrender of the mining

Surrender of mining rights contract subscribed on the 5th January 2007 between Emilio Acuña Peralta as one party and Corporación Amermin, S.A. de C.V., and Ramiro Trevizo Ledezma as second party.

concession of the Lot named “Unificación Rey de Oro”, protected by title number 206,327, on exploitation and covering a surface of 495.3292 Hectares.

PARTIES expressly agree that, in case this present contract may not be fully carried out by causes imputable to the TRANSFEREES, or by force majeur, accidental occurrence or by a reason of Nature or through expressed cancellation or termination of the contract under the terms of the Ninth Clause, all payments already honored in favor of the TRANSFEROR to such a date, will remain in favor of this latter.

The cancellation of this contract by the set forth reasons will not free any of the PARTIES to comply with the obligation that should be carried out previously to the date of the actual cancellation.

ELEVENTH. SEPARATE ENTITIES: None of the terms and conditions of this present instrument must interpreted in the sense that the PARTIES have established some kind of relation or association, reason by which they are not considered jointly, and their assets are not merged for fiscal responsibilities purposes or before third parties, and by any other nature.

TWELFTH. FISCAL OBLIGATIONS: Once recorded and inscribed in the Federal Taxpayers Registry, as well as being current in income tax payments and other contributions that might have corresponded to date, PARTIES agree that each will honor in separate taxes that correspond to them individually due to the compliance with the terms and conditions of this present instrument, as per the current and applicable fiscal legislation, and each committing itself to leave the other in safety regarding any fiscal obligation that might be imputable to it in contravention to this Clause by the competent authorities.

THIRTEENTH. LABOR RELATIONS: In order to comply with the obligations that each of the PARTIES contracts by virtue of the subscription of this contract, both state that they will act as moral and totally separated entities from each other, reason by which under no circumstance it should be understood that there exists a labor condition between them, thus disregarding the possibility of enforcing the applicable and current labor and social security legislation. Consequently, PARTIES under no supposition shall hire employees or workers in the name or representation of their counterpart.

Regarding their own workers and employees, PARTIES state that there is no labor relation at all between the workers and employees of the TRANSFEROR with the TRANSFEREES, and none whatsoever of this latter with the former. Thus, PARTIES state being the employers of their own workers and employees complying to the current and applicable social security and labor legislations, and being the sole and exclusive responsible entities regarding labor and social security relations that should be complied with in favor of said subjects.

Consequently, PARTIES commit themselves to keep in safety their counterparts from any labor and social security responsibility that might be imputable to them in contravention to this Clause in relation to their own workers and employees as concerns the current and applicable labor and social security legislations.

Surrender of mining rights contract subscribed on the 5th January 2007 between Emilio Acuña Peralta as one party and Corporación Amermin, S.A. de C.V., and Ramiro Trevizo Ledezma as second party.

FOURTEENTH. CONTACT ADDRESSES AND TELEPHONES: PARTIES agree that anything referring to the execution and compliance to the terms and conditions of this present instrument, as well as to deliver notices, notifications and other communications related to same, they state their contact addresses and telephones to be the following:

TRANSFEROR

TRANSFEREES

           Av. Independencia 3010

Calle Ramón Domínguez 202

Colonia Santa Rosa

Colonia Deportistas

Ciudad de Chihuahua

C.P. 311125 Ciudad de Chihuahua

Estado de Chihuahua

Estado de Chihuahua, México

In case of change of address, PARTIES agree in notifying their counterparts of such circumstance at least 5 (five) natural days in advance to the date of the actual change of address.

FIFTEENTH. NOTICES, NOTIFICATIONS AND COMMUNICATIONS: PARTIES agree that any announcements, notifications or communications required to be given to their counterpart, must be done in writing.

Sending of such documents should be carried out through two means: 1. By ordinary courier delivered in hand or by certified mail, both with receipt acknowledgement, or; 2. By electronic mail. In this latter case, remittance will be considered valid and legally delivered only when reception of the given electronic mail is likewise confirmed electronically within 3 (three) natural days after remittance, be it automatically through a software means, or by an expressed means, through an answering service and confirmation returned by consignee.

PARTIES agree likewise that notices, notifications and communication carried out in relation with this present instrument will bear their respective effects on the day of their reception. In the event that such notices bear some kind of a dateline, it will begin to be in effect on the following day in which its reception is confirmed independently if it is a labor or natural day.

SIXTEENTH. PERSONS TO CONTACT: PARTIES agree that the totality of notices, notifications and communications necessary to be given to the other derived from the terms and conditions of this present instrument, must be remitted indistinctly to the following persons:

TRANSFEROR

TRANSFEREES

EMILIO ACUÑA PERALTA

RAMIRO TREVIZO LEDEZMA

In the event it is their will to switch the contact persons, PARTIES agree in notifying their counterpart of such a circumstance at least 5 (five) natural days in advance of the actual date of the switch of persons. Not complying to this described obligation will imply that notices, notifications or communications sent and delivered in the name of the original consignees of the PARTY making the change, will bear all legal effects in

Surrender of mining rights contract subscribed on the 5th January 2007 between Emilio Acuña Peralta as one party and Corporación Amermin, S.A. de C.V., and Ramiro Trevizo Ledezma as second party.

favor of the PARTY that was not notified in all opportunity as of the date of delivery and for as long the non compliance subsists.

SEVENTEENTH. CONTRACT’S TOTALITY: PARTIES accept that this present agreement contains the totality of the agreements between them regarding the object, and thus leaving without effect and cancelling the whole of agreements, reports, negotiations, correspondence, compromises and communications carried out beforehand between them, having these been related either in writing or orally.

EIGHTEENTH. MODIFICATIONS: The terms and conditions of this present instrument can only be modified by virtue of the subscription of modifying agreements between the PARTIES. To such agreements must be added, as annexes, ordinary copy of this contract and searching for a clear interpretation of the terms and conditions that both PARTIES might have agreed on.

NINETEENTH. APPLICABLE LAW: This present instrument will be ruled and interpreted in accordance to the Mining Law, its Ruling and the Federal Civil Code among other current and applicable legal dispositions in the United States of Mexico.

TWENTIETH. JURISDICTION: In the event that controversies may arise related to the validity, intention, interpretation, execution or compliance of this contract, PARTIES expressly agree to submit same before the competent Law Courts of the Morelos Judicial District of the State of Chihuahua, thus renouncing to any other jurisdiction, privilege that might correspond them by reason of their present or future domiciles, or by any other circumstance.

BOTH PARTIES IN THE KNOWLEDGE OF THE FORCE AND LEGAL REACH OF THIS PRESENT CONTRACT, THEY SUBSCRIBE IT BEING TOGETHER IN THE CITY OF CHIHUAHUA, ON THE FIFTH JANUARY 2007.

TRANSFEROR

TRANSFEREE

Signed

Signed

EMILIO ACUÑA PERALTA

RAMIRO TREVIZO LEDEZMA

PER HIS OWN EIGHT

PER HIS OWN RIGHT AND

REPRESENTING

                                                     CORPORACIÓN AMERMIN,  S.A. DE C.V.

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Surrender of mining rights contract subscribed on the 5th January 2007 between Emilio Acuña Peralta as one party and Corporación Amermin, S.A. de C.V., and Ramiro Trevizo Ledezma as second party.